UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 25, 2014

BAUMAN ESTATE PLANNING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-1503455	27-3387893
(Commission File Number)	(IRS Employer Identification No.)

9500 WEST FLAMINGO ROAD SUITE 205 LAS VEGAS NV 89147
89147
(Address of Principal Executive Offices)	(Zip Code)

(800) 581-1522

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On March 25, 2014 the Company's Board of Directors dismissed Sam Kan & Company (“Sam Kan”) as the Company's independent registered public accounting firm. Contemporaneous with the determination to dismiss Sam Kan, the Audit Committee engaged Cutler & Company LLC ("Cutler") as the Company's independent registered public accounting firm for the year ending December 31, 2013.

On February 20, 2014, the Securities and Exchange Commission ("SEC") denied Sam Kan the privilege of appearing or practicing before the SEC as a result of his failure to comply with PCAOB standards. A copy of the order can be found at http://www.sec.gov/litigation/admin/2014/34-71585.pdf. As a result, the Company is currently having Cutler audit its 2012 & 2013financial statements.  Management will include the 2012 audited financial statements in the Company's 2013 Form 10-K to be filed no later than the required due date with extension, if required.

Sam Kan's reports on the financial statements of the Company for the years ended December 31, 2011 and 2010, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the Company's audited financial statements contained in its Form S-1/A for the years ended December 31, 2011 and 2010 included a going concern qualification.

During the years ended December 31, 2011 and 2010 and in the subsequent interim period through the date the relationship with Sam Kan concluded, there were no disagreements between Sam Kan and the Company on a matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Sam Kan would have caused Sam Kan to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.

There have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K during the years ended December 31, 2011 and 2010 or in any subsequent interim periods through the date the relationship with Sam Kan ceased.

The Company has authorized Sam Kan to respond fully to any inquiries of the Company's new audit firm, Cutler, relating to its engagement as the Company's independent accountant. The Company has requested that Sam Kan review the disclosure contained in this Report and Sam Kan has been given an opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of the Company's expression of its views, or the respect in which it does not agree with the statements made by the Company herein.

The Company has not previously consulted with Cutler regarding either (i) the application of accounting principles to a specific completed or contemplated transaction; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) a reportable event (as provided in Item 304(a)(1)(v) of Regulation S-K) during the years ended December 31, 2013 and 2012, and any later interim period, including the interim period up to and including the date the relationship with Sam Kan ceased. Cutler has reviewed the disclosure required by Item 304 (a) before it was filed with the SEC and has been provided an opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304 (a). Cutler has elected not furnish a letter to the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed herewith this Current Report on Form 8-K

16.1	Letter from Sam Kan to the Securities and Exchange Commission dated March 25, 2014.

Bauman Estate Planning, Inc.

By: /s/ Todd Bauman

Todd Bauman, President and Treasurer